Exhibit 99.5
UNAUDITED WILLIAMS PARTNERS L.P. PRO FORMA FINANCIAL STATEMENTS
      The pro forma financial statements present the impact on our financial position and results of operations of our acquisition of a 25.1% membership interest in Williams Four Corners LLC from affiliates of The Williams Companies, Inc. financed by the issuance of 7,590,000 common units pursuant to a public offering and $150 million of senior notes in a private placement. The pro forma financial statements as of March 31, 2006 and for the year ended December 31, 2005 and three months ended March 31, 2006 have been derived from our historical consolidated financial statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2005 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and are qualified in their entirety by reference to such historical consolidated financial statements and related notes contained in those reports. The unaudited pro forma financial statements should be read in conjunction with the notes accompanying such pro forma financial statements and with the historical consolidated financial statements and related notes set forth in our Annual Report on Form 10-K for the year ended December 31, 2005 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.
      The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual adjustments will differ from the pro forma adjustments. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma financial information.
      The pro forma financial statements may not be indicative of the results that actually would have occurred if we had owned a 25.1% membership interest in Williams Four Corners LLC on the dates indicated.

WILLIAMS PARTNERS L.P.
UNAUDITED PRO FORMA BALANCE SHEET
March 31, 2006

	Historical	Adjustments		Pro Forma

		($ in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$4,315	$237,188	(a)	$21,213
		150,000	(b)

		(10,080	)(c)
		(1,863	)(d)
		(355,159	)(e)
		(3,188	)(f)
Accounts receivable	2,948	—		2,948
Other current assets	6,820	628	(f)	7,448

Total current assets	14,083	17,526		31,609
Investment in Discovery Producer Services	149,641	—		149,641
Investment in Williams Four Corners	—	153,309	(e)	153,309
Property, plant and equipment, net	68,239	—		68,239
Other noncurrent assets	3,565	2,560	(f)	6,125

Total assets	$235,528	$173,395		$408,923

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable	$5,647	$—		$5,647
Deferred revenue	222	—		222
Accrued liabilities	2,718	—		2,718

Total current liabilities	8,587	—		8,587
Long-term debt	—	150,000	(b)	150,000
Other non-current liabilities	4,727	—		4,727
Partners’ capital:
Common unitholders	108,627	237,188	(a)	333,872
		(10,080	)(c)
		(1,863	)(d)
Subordinated unitholders	108,490	—		108,490
General partner	5,097	(201,850	)(e)	(196,753)

Total partners’ capital	222,214	23,395		245,609

Total liabilities and partners’ capital	$235,528	$173,395		$408,923

See accompanying notes to unaudited pro forma financial statements.

WILLIAMS PARTNERS L.P.
UNAUDITED PRO FORMA STATEMENTS OF INCOME

	Year Ended December 31, 2005				Three Months Ended March 31, 2006

	Historical	Adjustments		Pro Forma	Historical	Adjustments		Pro Forma

	($ in thousands — except per unit amounts)
Revenues	$51,769	$—		$51,769	$17,063	$—		$17,063
Cost and expenses:
Operating and maintenance expense	25,111	—		25,111	7,691	—		7,691
Product cost	11,821	—		11,821	5,723	—		5,723
Depreciation and accretion	3,619	—		3,619	900	—		900
General and administrative expense	5,323	—		5,323	1,948	—		1,948
Taxes other than income	700	—		700	207	—		207
Other — net	(6)	—		(6)	—	—		—

Total costs and expenses	46,568	—		46,568	16,469	—		16,469

Operating income	5,201	—		5,201	594	—		594
Equity earnings	8,331	28,668	(g)	36,999	3,781	8,387	(g)	12,168
Interest expense — affiliate	(7,461)	7,401	(h)	(60)	(15)	—	(h)	(15)
Interest expense — third party	(777)	(12,013	)(i)	(12,790)	(221)	(2,933	)(i)	(3,154)
Interest income	165	—		165	70	—		70

Income before cumulative effect of change in accounting principle	$5,459	$24,056		$29,515	$4,209	$5,454		$9,663

Allocation of income before cumulative effect of change in accounting principle for calculation of earnings per unit:
Income before cumulative effect of change in accounting principle	$5,459			$29,515	$4,209			$9,663
Loss before cumulative effect of change in accounting principle applicable to the period through August 22, 2005	(103)				—

Income before cumulative effect of change in accounting principle applicable to the period August 23 through December 31, 2005	5,562				4,209
Allocation of loss before cumulative effect of change in accounting principle to general partner	(1,261)			(782)	(689)			(374)

Allocation of income before cumulative effect of change in accounting principle to limited partners	$6,823			$30,297	$4,898			$10,037

Basic and diluted income before cumulative effect of change in accounting principle per limited partner unit:
Common units	$0.49			$1.40	$0.35			$0.46
Subordinated units	0.49			1.40	0.35			0.46
Weighted average number of limited partner units outstanding:
Common units	7,001,366			14,596,146	7,006,146			14,596,146
Subordinated units	7,000,000			7,000,000	7,000,000			7,000,000
See accompanying notes to unaudited pro forma financial statements.

NOTES TO UNAUDITED WILLIAMS PARTNERS L.P. PRO FORMA FINANCIAL STATEMENTS

Note 1.	Basis of Presentation — Four Corners Acquisition
      Unless the context clearly indicates otherwise, references in this report to “we”, “our”, “us” or like terms refer to Williams Partners L.P. and its subsidiaries. The historical financial information is derived from our historical consolidated financial statements. The pro forma adjustments have been prepared as if we acquired the interest in Williams Four Corners LLC (“Four Corners”) on March 31, 2006 for the balance sheet and on January 1, 2005 in the case of the pro forma statements of income. The pro forma statements of income also include adjustments to reflect the effects of the forgiveness of advances from affiliate in connection with our August 2005 initial public offering (“IPO”) as if the IPO had taken place on January 1, 2005.
      The pro forma financial statements reflect the following transactions:

•	the issuance of 7,590,000 of our common units to the public,

•	the issuance of $150 million of Senior Notes at a 7.5% interest rate,

•	the acquisition of a 25.1% interest in Four Corners from affiliates of The Williams Companies, Inc. (“Williams”) and the distribution to the affiliates of Williams of the aggregate consideration, and

•	the payment of estimated underwriters’ and initial purchasers’ commissions and other offering expenses.

Note 2.	Pro Forma Adjustments and Assumptions

a)	Reflects $237.2 million of proceeds to us from the issuance and sale of 7,590,000 common units at an offering price of $31.25 per unit.

b)	Reflects $150.0 million of proceeds to us from the issuance of 7.5% Senior Notes due 2011.

c)	Reflects the payment of estimated underwriters’ commissions of $10.1 million, which will be allocated to the common units.

d)	Reflects the payment of $1.9 million for the estimated costs associated with the offering of the common units.

e)	Reflects the acquisition, from affiliates of Williams, of the 25.1% interest in Four Corners and related distribution to affiliates of Williams of the aggregate consideration for the interest in Four Corners less the retention of $4.8 million in cash representing a contribution by our general partner sufficient to maintain its approximate 2% ownership interest in us. This acquisition will be recorded at Williams’ historical cost as it is considered a transaction between entities under common control. The recognition of the investment at Williams’ historical cost rather than the aggregate consideration causes a deficit capital balance for our general partner.

Aggregate consideration	$360.0
General partner contribution	(4.8)

Distribution to Williams	355.2
Historical cost of Four Corners investment	(153.3)

Net charge to general partner equity	$(201.9)

f)	Reflects the payment of estimated initial purchasers’ discounts of $2.4 million, which will be allocated to the Senior Notes, and the payment of $0.8 million for the estimated costs associated with the issuance of the Senior Notes. These costs will be amortized to interest expense over the five-year term of the notes.

NOTES TO UNAUDITED WILLIAMS PARTNERS L.P. PRO FORMA FINANCIAL STATEMENTS — (Continued)

g)	Reflects the increase in equity earnings associated with the acquisition of a 25.1% interest in Four Corners.

h)	Reflects the effect on affiliate interest expense of the forgiveness of the advances from affiliate effective with the closing of the IPO on August 23, 2005 and a full year’s commitment fees in 2005 under our $20 million working capital credit facility entered into in connection with our IPO.

i)	Includes the following increases to third-party interest expense:

•	a $0.1 million increase to reflect a full year’s commitment fees in 2005 associated with our $75 million borrowing limit under Williams’ revolving credit facility; and

•	interest on the $150 million of Senior Notes described in adjustment b. We have included amortization of debt issuance costs.

Note 3.	Pro Forma Earnings Per Unit
      Pro forma earnings per unit is determined by dividing the pro forma earnings that would have been allocated, in accordance with the net income and loss allocation provisions of our limited partnership agreement, to the common and subordinated unitholders under the two-class method, after deducting the general partner’s interest in the pro forma earnings, by the weighted average number of common and subordinated units, assuming each of the following were outstanding since January 1, 2005:

•	7,000,000 common units and 7,000,000 subordinated units issued in connection with our August 2005 initial public offering;

•	7,590,000 common units issued in June 2006; and

•	6,146 common units granted to non-employee directors of our general partner.
      For the year ended December 31, 2005, we allocated $782,000 pro forma loss to our general partner based upon the following assumptions:

•	$1.4 million specific allocation of costs associated with capital contributions to us from our general partner; and

•	No incentive distributions to our general partner.
      For the three months ended March 31, 2006, we allocated $374,000 pro forma loss to our general partner based upon the following assumptions:

•	$0.8 million specific allocation of costs associated with capital contributions to us from our general partner; and

•	$0.2 million of incentive distributions to our general partner.
      Basic and diluted pro forma earnings per unit are equivalent as there are no dilutive units.